Exhibit 99.1

The Chalone Wine Group Signs Agreement with Diageo North America for the Acquisition of Chalone by
Diageo, Terminates Agreement with Domaines Barons De Rothschild-Lafite

NAPA, Calif.—Dec. 20, 2004—The Chalone Wine Group, Ltd. (Nasdaq: CHLN) announced today that it has signed an agreement with Diageo North America, Inc., dated as of December 18, 2004, for Diageo to acquire all of the outstanding publicly held shares of Chalone common stock in a merger in which shareholders of Chalone will receive $14.25 per share in cash, which represents an increase of $2.50 per share over price offered by Domaines Barons de Rothschild (Lafite) SCA (DBR) in the agreement signed by Chalone and DBR on October 30, 2004. The Diageo agreement also provides that shareholders of Chalone will receive a special one-time wine credit of $1.00 per share, as well as a commitment to continue to provide certain Wine Club benefits to such shareholders. Prior to signing this agreement with Diageo, Chalone terminated its agreement with DBR, and Diageo will pay a termination fee of $2,475,000 to DBR on Chalone’s behalf.

The transaction, which is subject to Chalone shareholder approval, government approvals and other customary conditions, is expected to close in the first quarter of 2005.

About Chalone

The Chalone Wine Group, Ltd. is a Napa-based company specializing in premium red and white varietal wines. In California, the Company owns and operates Acacia® Vineyard in the Carneros area of Napa County, and Provenance™ Vineyards, Hewitt™ Vineyard and Jade Mountain® in Napa County; Chalone Vineyard in Monterey County; and Moon Mountain® Vineyard, Dynamite® Vineyards and Orogeny™ Vineyards in Sonoma County; and Echelon Vineyards in San Miguel. In conjunction with its 50 percent joint-venture partner, Paragon Vineyard Co., the Company also owns and operates Edna Valley Vineyard in San Luis Obispo County. In Washington State, the Company owns and operates Sagelands® Vineyard and Canoe Ridge® Vineyard. In the Bordeaux region of France, the Company owns 23.5 percent of the Fourth-Growth estate of Chateau Duhart-Milon, in partnership with Domaines Barons de Rothschild (Lafite), which owns the other 76.5 percent.

This press release contains forward-looking statements within the meaning of the federal securities laws, including statements regarding the merger agreement and the anticipated closing date of the merger. These statements involve risks and uncertainties that could cause actual results and events to differ materially, including the possibility that, prior to the closing of the merger, Chalone’s business could suffer due to uncertainty, that the closing of the merger may be delayed, or that the merger may not close. A detailed discussion of other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Chalone’s periodic filings with the Securities and Exchange Commission, including Chalone’s quarterly report on Form 10-Q for the quarter ended September 30, 2004. Chalone undertakes no obligation to update forward-looking statements to reflect events or uncertainties occurring after the date of this press release.

Additional Information and Where to Find It

Chalone intends to file with the Securities and Exchange Commission (“SEC”) a proxy statement and other relevant documents in connection with the proposed acquisition of Chalone by Diageo. Investors and security holders of Chalone are urged to read the proxy statement and other relevant documents when they become available because they will contain important information about Chalone, Diageo and the proposed merger. Investors and security holders of Chalone may obtain free copies of the proxy statement and other relevant documents filed with the SEC (when they become available) at the SEC’s website at www.sec.gov, at Chalone’s website at www.chalonewinegroup.com. In addition, investors and security holders of Chalone may obtain free copies of the proxy statement (when it becomes available) by writing to 621 Airpark Road, Napa, CA 94558, Attention: Shareholder Services Department, or by emailing to shservices@chalonewinegroup.com.

Chalone and its directors, executive officers, certain members of management and certain employees may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. A description of the interests in Chalone of its directors and executive officers is set forth in Chalone’s annual report on Form 10-K for the fiscal year ended December 31, 2003 filed with the SEC on March 30, 2004 and in Chalone’s proxy statement for its 2004 annual meeting of shareholders filed with the SEC on April 19, 2004. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the proposed merger, and a description of their direct and indirect interests in the proposed merger, will be set forth in the proxy statement when it is filed with the SEC.

Contact:
The Chalone Wine Group, Ltd.

Ken Morris, 707-254-4263 (Media) kmorris@chalonewinegroup.com

Patti Podolski, 707-254-4250 (Shareholder) ppodolski@chalonewinegroup.com